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   As filed with the Securities and Exchange Commission on October 16, 1997
                                                      Registration No. 333-16831
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ________________________

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ________________________

                        TELCO COMMUNICATIONS GROUP, INC.
             (Exact name of Registrant as specified in its charter)


            VIRGINIA                                         54-1674283
(State or other jurisdiction of                           (I.R.S. Employer
 incorporation or organization)                          Identification No.)


                          4219 LAFAYETTE CENTER DRIVE
                           CHANTILLY, VIRGINIA  20151
         (Address, including zip code, of principal executive offices)

                            ________________________

                  AMENDED AND RESTATED 1994 STOCK OPTION PLAN
                    (Full title of the plans or agreements)
                            ________________________

                                DONALD A. BURNS
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        TELCO COMMUNICATIONS GROUP, INC.
                          4219 LAFAYETTE CENTER DRIVE
                           CHANTILLY, VIRGINIA  20151
                    (Name and address of agent for service)

                                 (703) 631-5600
         (Telephone number, including area code, of agent for service)
                            ________________________

                       REMOVING SHARES FROM REGISTRATION





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                      REMOVAL OF SHARES FROM REGISTRATION

         Telco Communications Group, Inc., a Virginia corporation (the "Company"), hereby amends the Registration Statement on Form S-8, File No. 333-16831 (the "Registration Statement"), filed in connection with the Company's Amended and Restated 1994 Stock Option Plan (the "Plan"), to withdraw from registration all the shares of the Common Stock of the Company registered under the Registration Statement with respect to which options have not been granted or have been granted but not exercised under the Plan.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chantilly, Commonwealth of Virginia, on October 16, 1997.


                                      TELCO COMMUNICATIONS GROUP, INC.


                                      By:  /s/   DONALD A. BURNS
                                           ----------------------------------
                                           Donald A. Burns
                                           President and Chief Executive Officer